Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-275610, No. 333-275609, No. 333-258908, No. 333-233994, No. 333-222657, No. 333-207206 and No. 333-195624) and Form S-3 (No. 333-268532) of Apyx Medical Corporation of our report dated March 21, 2024, relating to the consolidated financial statements of Apyx Medical Corporation, appearing in this Annual Report on Form 10-K of Apyx Medical Corporation for the year ended December 31, 2023.

/s/ RSM US LLP

Tampa, Florida
March 21, 2024

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